CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated Edward J. Hoffman or C. Robert Quint to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to

file with the United States Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Radian Group Inc.  The authority of Teresa

Bryce and C. Robert Quint under this Statement shall continue until the undersigned is no longer required to file Forms 3,

4 or 5 with regard to the undersigned's ownership of or

transactions in securities of Radian Group Inc., unless

earlier revoked in writing.  The undersigned acknowledges

that none of Edward J. Hoffman, C. Robert Quint or Radian Group,

Inc. is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated:   February 9, 2011   Herbert Wender /s/

       Herbert Wender

POWER OF ATTORNEY

Known all by these presents, that the undersigned hereby

Constitutes and appoints Edward J. Hoffman or C. Robert Quint,

signing singly, as the undersigned's true and lawful

attorney-in-fact to:

(1)  executed for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director of

Radian Group Inc. (the "Company"), Forms 3, 4, and 5 in

accordance with Section 16(a) of the Securities Exchange

Act of 1934 and the rules thereunder;

(2)  do and perform any and all acts for and on behalf of

the undersigned which may be necessary or desirable to

complete and execute any such Form 3,4 or 5 and timely file

such form with the United States Securities and Exchange

Commission and any stock exchange or similar authority; and

(3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact,

may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents

executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney-in-fact,

or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with

Section 16 of the Securities and Exchange Act of 1934.

The Power of Attorney shall remain in force and effect until the undersigned is no longer required to file Form 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing

attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power to be

Executed as of this 9th day of February, 2011.

Herbert Wender /s/

Signature

Herbert Wender

Printed Name